UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2008

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 1, 2008, Beazer Homes announced that it will discontinue mortgage origination services through Beazer Mortgage Corporation effective immediately and has ended its related mortgage services relationship with Homebuilders Financial Network, LLC (“HFN”). The Company has entered into a new marketing services arrangement with Countrywide Financial Corporation (NYSE: CFC), whereby Beazer Homes will market Countrywide as the preferred mortgage provider to Beazer Homes’ customers.

Item 1.02. Termination of a Material Definitive Agreement

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 2.01. Results of Operations and Financial Condition

The Company provided certain unaudited and preliminary financial and operating data for the quarter ended December 31, 2007.

As previously announced, the Company is in the process of restating certain prior periods’ financial statements including interim periods of fiscal 2007 and 2006.  As such, comparisons of preliminary financial and operating data for the quarter ended December 31, 2007 to the financial and operating data for the quarter ended December 31, 2006 are prior to the effect of any restatement and, as this data is preliminary and unaudited, is subject to change.  Other than cash balances, the Company does not expect to release financial data until the restatements are complete.  The Company is working expeditiously to complete the restatements and report financial results for the year ended September 30, 2007 and the quarter ended December 31, 2007 as soon as practicable.  The Company currently believes such restatements can be completed prior to May 15, 2008.

As previously announced on January 23, 2007, home closings for the quarter ended December 31, 2007, totaled 2,010, a 24% decline from the same period in the prior fiscal year.  This resulted in a backlog conversion ratio of 67%, as the Company remained focused on converting its existing backlog for cash generation. Net new home orders totaled 1,260, a decline of 29% from the prior fiscal year.  At 46%, the cancellation rate for the quarter was comparable to the 43% rate experienced for the same period in the prior fiscal year and significantly improved from the unusually high rate of 68% in the fourth quarter of fiscal 2007.

Also as previously announced, at December 31, 2007, the Company had a cash balance in excess of $325 million, compared to $155 million at December 31, 2006 and $460 million at September 30, 2007.  As previously reported, during the quarter, the Company repaid approximately $75 million in secured debt, and paid a consent fee to holders of its Senior Notes and Senior Convertible Notes and related expenses totaling $21 million. The cash balance at December 31, 2007 includes approximately $92 million of restricted cash pledged to collateralize the Company’s outstanding letters of credit.  The Company is continuing the process of replacing this pledged cash with real property in the collateral pool under its secured revolving credit facility.  Due to seasonal patterns, the Company generally experiences a net use of cash in its first fiscal quarter, as was the case this year, although the Company continues to expect that for the whole of fiscal 2008, it will generate net cash from operations.

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The Company continues to reduce its land position and unsold home inventories. The Company controlled approximately 58,000 lots at December 31, 2007, reflecting reductions of 6% and 31%, respectively from previously reported levels as of September 30, 2007 and December 31, 2006.  As of December 31, 2007, unsold finished homes and unsold homes under construction declined by 49% and 37%, respectively, from year-ago levels. The Company remains committed to aligning its land supply and inventory levels to current expectations for home closings, and continues to exercise caution and discipline with respect to investment in inventory.  The Company continues to expect that land spending in fiscal 2008 will be reduced compared to fiscal 2007, based on current market conditions.

Item 2.05. Costs Associated with Exit or Disposal Activities

Beazer’s decision to close Beazer Mortgage Corporation and end its relationship with HFN will result in related charges and expenses.  The Company does not believe that the amounts and timing of such expenses will be determinable until the Company is able to resolve the previously disclosed mortgage origination issues identified by the Audit Committee’s investigation.

With regard to exiting of markets referenced in item 8.01 below, the Company expects to incur abandonment charges for certain land option positions and will incur other shut down costs associated with the wind down of operations.  Due to the ongoing restatement, the Company will not be able to quantify the financial impact of these decisions until restated financial statements are finalized.

Item 2.06. Material Impairments

The Company currently expects its results for the first quarter of fiscal 2008 to include material charges to abandon land option contracts and to recognize inventory impairments.  As the Company is in the process of restating prior periods’ financial statements, it is unable to quantify the amount of these charges at this time.

With regard to exiting of markets referenced in item 8.01 below, at December 31, 2007, the Company expects to reclassify certain assets in these markets as property held for sale, and to recognize impairment charges to reduce their carrying value to a value of estimated proceeds less costs to sell.

Item 8.01. Other Events

As previously announced in July 2007, the Company has undertaken a comprehensive review of each of its markets in order to refine its overall investment strategy and optimize its capital and resource allocation to enhance both its financial position and shareholder value. This review entailed an evaluation of both external market factors and the Company’s position in each market to determine how to optimize and prioritize investment across the Company’s existing and potential geographic footprint.

As a result of this review, the Company has decided that it will exit its homebuilding operations in Charlotte, NC, Cincinnati/Dayton, OH, Columbia, SC, Columbus, OH, and Lexington, KY.  While specific plans and timetables for an orderly exit will vary according to the market, the Company intends to complete all homes under construction and is committed to maintaining customer care resources to provide ongoing warranty service to homeowners through their warranty periods.  The Company is evaluating its current land holdings and inventory in each of these markets to determine the appropriate methods and timing for disposition.

Over the next twelve months, the Company expects to generate incremental cash as a result of the decision to withdraw from these markets.  At December 31, 2007, the Company expects to reclassify certain assets in these markets as property held for sale, and to recognize impairment charges to reduce their carrying value to estimated proceeds less costs to sell.  In addition, over the next few months, the Company may incur abandonment charges for certain land option positions and will incur other shut down costs associated with the wind down of operations.  Due to the ongoing restatement, the Company will not be able to quantify the financial impact of these decisions until restated financial statements are finalized.  At June 30th, 2007, approximately 5% of the Company’s homebuilding assets were invested in the markets affected by today’s announcement.

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In addition, the Company has confirmed plans to enter the Northwest Florida market in cooperation with The St. Joe Company (NYSE:  JOE).  The two companies entered into a long-term relationship in 2006 under which St. Joe entitles and sells home sites in a number of the region’s markets to Beazer Homes.  The two companies work together on several projects and together plan to identify new opportunities as market conditions in the region improve.

A copy of the Company’s press release, dated February 1, 2008, with respect to the above matters is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release issued February 1, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: February 1, 2008	By:	/s/ Allan P. Merrill
Allan P. Merrill
Executive Vice President and Chief Financial Officer

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